UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 18, 2016

Date of Report (Date of earliest event reported)

SILVER SPRING NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35828	43-1966972
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

230 W. Tasman Drive, San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)

(669) 770-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Appointment of Chief Technology Officer

On July 18, 2016, Silver Spring Networks, Inc. (the “Company”) announced the appointment of Donald L. Reeves III, 48, as its Chief Technology Officer. Mr. Reeves’ appointment is effective as of July 18, 2016.

(c)

Appointment of Chief Operating Officer

On July 18, 2016, the Company announced the appointment of Aysegul Ildeniz, 47, as its Chief Operating Officer. Ms. Ildeniz’s appointment is effective as of July 18, 2016.

From December 1998 until July 2016, Ms. Ildeniz served in multiple roles at Intel Corporation, a designer and manufacturer of advanced integrated digital technology platforms, including as the Vice President and General Manager, Business Development and Strategy for the New Devices Group from January 2014 until July 2016, as the Regional Director for Middle East, Turkey and Africa from January 2004 until December 2013, and as the General Manger for Turkey from November 2001 until December 2003. Ms. Ildeniz holds a B.A. in business administration from Bosphorus University and a M.A. in electronic communications arts from San Francisco State University.

In connection with her employment, Ms. Ildeniz and the Company entered into an offer letter (the “Offer Letter”). Under the terms of the Offer Letter, Ms. Ildeniz:

•	will receive an annual base salary of $400,000;

•	will be eligible to participate in the Company’s regular employee benefit plans available to all employees;

•	has a targeted cash bonus equal to 50% of her base salary for the applicable bonus period under the Company’s bonus plan;

•	has variable compensation equal to $200,000 under the Company’s 2016 Sales Incentive Compensation plan;

•	will be eligible for additional bonuses consisting of four payments of $125,000, each to be paid on August 15, 2016, February 15, 2017, August 15, 2017 and February 15, 2018, provided she remains an employee of the Company on each of the payment dates;

•	will receive an inducement award of an option to purchase 120,000 shares of the Company’s common stock, with an exercise price equal to the closing fair market value of such common stock on the date of grant, that will become vested and exercisable, subject to her continued employment, with respect to 25% of the shares on the one-year anniversary of the date of grant, and with respect to an additional 1/48th of the shares each month thereafter, until such time as the option is vested and exercisable with respect to all of the shares; and

•	will receive an inducement award of 80,000 restricted stock units (“RSUs”) that will become vested, subject to her continued employment, with respect to 25% of the RSUs on the one-year anniversary of the date of grant, and with respect to an additional 1/16th of the RSUs on each three-month anniversary thereafter, until such time as all the RSUs are vested.

The Company expects to grant the equity awards on a schedule in accordance with the Company’s standard equity grant policy and all such awards will be granted pursuant to NYSE Rule 303A.08, which allows equity awards to be granted outside of the Company’s equity incentive plan without stockholder approval as a material inducement to a person’s employment.

In addition, if Ms. Ildeniz’s employment is terminated involuntarily without Cause (as defined in the Offer Letter) or if she terminates employment for Constructive Termination (as defined in the Offer Letter), she will be entitled to the following benefits under the terms of the Offer Letter:

•	salary continuance payments equal to 12 months of Ms. Ildeniz’s then-current base salary and a pro-rated bonus (if any), provided, that, should such termination occur within a period beginning two months prior to and ending 12 months following a Change of Control (as defined in the Offer Letter), Ms. Ildeniz may be required by the successor entity (as its sole discretion) to continue her employment for up to three months from the date of the Change of Control in order to receive such payments;

•	the vesting applicable to any equity awards granted to Ms. Ildeniz shall accelerate as to: (i) that number of shares underlying Ms. Ildeniz’s outstanding equity grants that would have become vested on the first anniversary of the date that Ms. Ildeniz’s employment terminates; or (ii) (A) if a Change of Control occurs within the first 12 months of Ms. Ildeniz’s employment with the Company, 50% of the unvested shares underlying Ms. Ildeniz’s outstanding equity grants should such termination occur within a period beginning two months prior to and ending 12 months following a Change of Control, or (B) if a Change of Control occurs after the first 12 months of Ms. Ildeniz’s employment with the Company, 100% of the unvested shares underlying Ms. Ildeniz’s outstanding equity grants should such termination occur within a period beginning two months prior to and ending 12 months following a Change of Control, provided, in either case, that, Ms. Ildeniz has continued her employment for up to three months from the date of the Change of Control (if requested by the successor entity in its sole discretion) in order to receive such acceleration; and

•	reimbursement for medical insurance benefits provided under the Company’s benefit plans over the period beginning on the date Ms. Ildeniz’s employment terminated and ending on the earlier of: (i) 12 months following such date; or (ii) the date Ms. Ildeniz commences employment with another entity; provided, that, in each case, should such termination occur within a period beginning two months prior to and ending 12 months following a Change of Control, Ms. Ildeniz may be required by the successor entity (as its sole discretion) to continue her employment for up to three months from the date of the Change of Control in order to receive such benefits.

All benefits available under the Offer Letter are conditioned upon Ms. Ildeniz’s execution of a general release of claims in favor of the Company. The complete terms of the Offer Letter can be found in the Offer Letter itself, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2016.

Ms. Ildeniz will also execute the Company’s standard form of indemnification agreement, which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed on July 7, 2011 and incorporated by reference herein. This agreement provides for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by Ms. Ildeniz in any action or proceeding to the fullest extent permitted by applicable law.

There is no arrangement or understanding with any person pursuant to which Ms. Ildeniz was appointed as the Company’s Chief Operating Officer, and there are no family relationships between Ms. Ildeniz and any director or executive officer of the Company. Additionally, there are no transactions between Ms. Ildeniz and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

On July 18, 2016, the Company issued a press release announcing the appointment of Ms. Ildeniz, and a press release announcing that the inducement awards to Ms. Ildeniz will be granted pursuant to NYSE Rule 303A.08. Copies of the press release are attached as Exhibit 99.1 and Exhibit 99.2 to this report, respectively.

(e)

In connection with Donald L. Reeves III’s appointment as the Chief Technology Officer, Mr. Reeves and the Company entered into a letter agreement (the “CTO Letter”). Under the terms of the CTO Letter, Mr. Reeves:

•	will receive a salary increase of $50,000 for total base salary of $425,000; and

•	will receive an inducement award of 30,000 restricted stock units (“RSUs”) that will become vested, subject to his continued employment, with respect to 25% of the RSUs on the one-year anniversary of the date of grant, and with respect to an additional 1/16th of the RSUs on each three-month anniversary thereafter, until such time as all the RSUs are vested.

The complete terms of the CTO Letter can be found in the CTO Letter itself, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2016.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Press release, dated July 18, 2016, announcing the appointment of Aysegul Ildeniz as Chief Operating Officer.

99.2	Press release, dated July 18, 2016, announcing inducement awards to be granted to Ms. Ildeniz pursuant to NYSE Rule 303A.08.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER SPRING NETWORKS, INC.

Date: July 18, 2016	By:	/s/ Richard S. Arnold, Jr.
Name: Richard S. Arnold, Jr.
Title: General Counsel and Secretary

EXHIBIT INDEX

Number	Description

99.1	Press release, dated July 18, 2016, announcing the appointment of Aysegul Ildeniz as Chief Operating Officer.

99.2	Press release, dated July 18, 2016, announcing inducement awards to be granted to Ms. Ildeniz pursuant to NYSE Rule 303A.08.